Exhibit 10.6

                   SECURITIES PURCHASE AGREEMENT

          This Securities Purchase Agreement (the "AGREEMENT"), dated as of October 11, 1999 is entered into by and between The State of Wisconsin Investment Board, an independent state agency organized under the laws of Wisconsin, with an address at 121 East Wilson Street, 2nd Floor, Madison, Wisconsin 53707-7842, Attn: Investment Director, Small Cap Stocks (the "PURCHASER") and Bone Care International, Inc., a Wisconsin corporation with an address of One Science Court, Madison Wisconsin 53711 (the "COMPANY").

          The Company is offering for sale, to the Purchaser and to certain other parties (the "OTHER PURCHASERS"), and the Purchaser and the Other Purchasers have agreed to purchase, on substantially the same price terms as contained herein, in the aggregate, not more than (1,385,000) shares of the Company's common stock, no par value per share (the "COMMON STOCK"). The Company has offered for sale, and the Purchaser has agreed to purchase 1,052,058 shares (the "SHARES") of fully registered Common Stock on the terms and conditions herein provided. In connection herewith, the Company and the Purchaser hereby agree as follows:

     1. PURCHASE AND SALE OF SHARES. Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Shares to the Purchaser on the Closing Date (as herein defined) at a per share purchase price equal to $9.02 (the "PER SHARE PURCHASE PRICE," and the aggregate purchase price of all of the Shares being referred to herein as the "PURCHASE PRICE") and, upon the basis of representations and warranties and subject to the terms and conditions set forth herein, the Purchaser agrees to purchase the Shares from the Company on the Closing Date at the Purchase Price.

          Notwithstanding the foregoing, in the event that the Company sells any shares (or securities that may be converted into or exchanged for shares) of Common Stock in an original issuance (not shares traded on the Nasdaq National Market in the aftermarket) for less per share than the Per Share Purchase Price at any time during the sixty day period commencing on the Closing Date (except for shares issued pursuant to stock options), the Company shall have the
obligation to promptly notify and pay the Purchaser:   (x) the
aggregate difference between (i) the Per Share Price of the Shares and
(ii) the per share price of such additional shares of the Company's Common Stock (or securities that may be converted into or exchanged for shares of Common Stock) so sold, MULTIPLIED by (y) the number of Shares purchased hereunder, payable, at the Company's option, in either cash or additional shares of the Company's Common Stock. If the Company elects to pay in Common Stock, the Common Stock shall be valued at the price at which the Company sells any such shares (or securities that may be converted into or exchanged for shares) of Common Stock and will be payable within five (5) days of such other sale.

     2. CLOSING. The closing of the purchase and sale of the Shares (the "OFFERING") shall take place, on the first business day following the satisfaction of the conditions set forth in Paragraph 6 below, as coordinated by the parties, or on such other date or at such other time and place as the Company and the Purchaser may agree upon (such time and date of the closing being referred to herein as the "CLOSING DATE"). Upon payment of the Purchase Price in full in immediately available funds by or on behalf of the Purchaser to the Company by wire transfer to an account specified by the Company to the Purchaser prior to the Closing Date, the Company will promptly cause its transfer agent to deliver to the Purchaser certificates representing the shares of Common Stock in such denominations and registered in such names as the Purchaser shall have requested prior to the Closing Date. The Company shall provide facsimile copies of the certificates to the Purchaser on the Closing Date.

     3. REPRESENTAIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants, as of the date hereof and as of the Closing Date, as follows:

          (a) no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of the Company's affiliates is required for the execution of this Agreement or the sale of the Shares to the Purchaser, except as required by the Nasdaq Stock Market;

          (b) neither the sale of the Shares nor the performance of the Company's other obligations pursuant to this Agreement will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time or both, would constitute a default or trigger any right of a third party to acquire equity interests in the Company or cause mandatory adjustment of the price at which an outstanding security of the Company is convertible into Common Stock) under (i) the Articles of Incorporation or the bylaws of the Company, (ii) any decree, judgment, order or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of the Company's properties or assets, (iii) any law, treaty, rule or regulation applicable to the Company (other than the federal securities laws, representations and warranties with respect to which are made by the Company, or the requirements of the Nasdaq Stock Market),
     (iv) the terms of any bond, debenture, note or other evidence of indebtedness, or any agreement, stock option or similar plan by which the Company is bound or to which any property of the Company is subject, in any event above, which violation, conflict or breach would have a material adverse effect on the Company.

          (c) the Company has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and will use the proceeds of sale as described in the Registration Statement;

          (d) the Company has duly authorized the issuance of the Shares and, when issued and delivered to and paid for by the Purchaser in accordance with the terms hereof, the Common Stock will be duly and validly issued, fully paid and non-assessable (except to the extent that such Shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law) and will not constitute "restricted securities" within the meaning of Rule 144(a)(3) promulgated under the Securities Act of 1933, as amended (the "ACT");

          (e) the Company's Prospectus dated October 6, 1999 included in the Company's Registration Statement, the Company's Form 10 (File No. 0-27854), as amended and the Company's Annual Report on Form 10-K for its Fiscal Year ended June 30, 1999 (collectively, the "DISCLOSURE DOCUMENTS") have been delivered or been made available to Purchaser and, as of the date of each such respective document included therein and when considered as of today together and with this Agreement, such Disclosure Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made with respect to the Company;

          (f) the Company's financial statements for the year ended June 30, 1999, included in the Disclosure Documents comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and have been prepared, and fairly present in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods (except as noted therein);

          (g) except as set forth in the Disclosure Documents or pursuant to this Agreement, since June 30, 1999 (i) the Company has not incurred any material liabilities, direct or contingent, except in the ordinary course of business, and (ii) there has been no material adverse change in the properties, business, results of operations of financial condition of the Company;

        the Company's Registration Statement on Form S-1 (No. 333-87789), as amended, has been declared effective by the Securities and Exchange Commission ("COMMISION") (including all exhibits thereto and all information and documents incorporated by reference therein, the "REGISTRATION STATEMENT") and includes the registration of the original issuance of the Shares purchased by the Purchaser pursuant to this Agreement;


        the Company has all necessary patent and other license rights to conduct its business as it is now being conducted and as described in the Company's Prospectus. The Company has no knowledge of any material infringement by it of patent or other licensing rights of others or of any claim made or threatened against the Company in regard to patent or other licensing rights; and

        (j) as of August 31, 1999 (and without giving effect to the sale of Shares of Common Stock hereunder), the Company had a total of 10,173,396 shares of Common Stock issued and outstanding, approximately 548,638 shares of Common Stock were subject to outstanding options granted under the Company's 1996 Stock Option Plan or Incentive Stock Option Plan; approximately 437,850 shares of Common Stock were reserved for future grant under the Company's 1996 Stock Option Plan; and there will be no changes in these numbers prior to the Closing Date except as a result of shares issued in connection with the conversion or exchange of any securities of the Company or stock options granted under or shares issued under any existing stock option plan or other existing employee bonus or existing incentive plan of the Company, or shares issued to Other Purchasers as contemplated by the Registration Statement.


   4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The
Purchaser represents and warrants, as of the date hereof and as of the Closing Date, as follows:

        (a) no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser is required for the execution of this Agreement or the purchase of the Shares by the Purchaser;

        (b) neither the purchase of the Shares nor the performance of the Purchaser's other obligations pursuant to this Agreement will violate, conflict with, result in a breach of, or constitute a default under (i) the charter documents of the Purchaser; (ii) any decree, judgment, order or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser or any of the Purchaser's properties or assets; (iii) any law, treaty, rule or regulation applicable to the Purchaser; or (iv) the terms of any bond, debenture, note or other evidence of indebtedness, or any agreement, stock option or similar plan by which the Purchaser is bound or to which any property of the Purchaser is subject, in any event above, which violation, conflict or breach would have a material adverse effect on the Purchaser;

        (c) the Purchaser has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and

        (d) as of the date hereof, the Purchaser beneficially owns 800,000 shares of Common Stock.

   5.   STOCK OPTIONS.      The Board of Directors has approved the
Company entering into this Agreement. The Company agrees to take action not later than November 17, 1999, an amendment to its bylaws, to provide that the Company, without the approval of the owners of a majority of the Common Stock, shall not grant any stock options at less than the closing market price on the date of grant or reduce the price of any options which were granted as a non-qualified stock option under any of the Company's existing or future stock option plans, PROVIDED, HOWEVER, that the foregoing would not preclude the Company from issuing new, lower priced options issued from a stock option plan to persons holding higher priced options from such plan; PROVIDED, that if such new lower priced options were granted in exchange for such higher priced options, the higher priced options would be canceled or surrendered and not available for re-grant under such stock option plan.

   6. ONDITIONS OF CLOSING. The obligations of each party hereunder shall be subject to:

        (a) The accuracy in all material respects of the representations and warranties of the other party hereto as of the date hereof and as of the Closing Date, as if such representations and warranties had been made again on and as of the Closing Date;

        (b) The performance in all material respects by the other party of its obligations hereunder which must be performed prior to the Closing Date;

        (c) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued;

        (d) The Purchaser shall have received a legal opinion of counsel to the Company substantially in the form attached hereto as EXHIBIT A.

   6.   INDEMNIFICATION.

        (a) The Company agrees to indemnify and hold harmless the Purchaser, each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act and each officer, director, employee and agent of the Purchaser and of any such controlling person against any and all liabilities, claims, damages or expenses whatsoever, as incurred arising out of or resulting from any breach (or, in the case of a third person claim, any alleged breach) or other violation of any representation, warranty, covenant, or undertaking by the Company contained in this Agreement, and the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

        (b) The Purchaser agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act and each officer, director, employee and agent of the Company and of any such controlling person against any and all liabilities, claims, damages or expenses whatsoever, as incurred arising out of or resulting from any breach (or, in the case of a third person claim, any alleged breach) or other violation of any representation, warranty, covenant, or undertaking by the Purchaser contained in this Agreement, and the Purchaser will reimburse the Company for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

   7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of each party hereto pursuant to this Agreement, as of the date they were made, shall, unless otherwise specified, survive until the third anniversary of the Closing Date and shall expire thereafter.

   8.   MISCELLANEOUS.

        (a) This Agreement may be executed in one or more counterparts and such counterparts shall constitute but one and the same agreement and authorized signatures may be evidenced to the other party by facsimile copies thereof, provided that the originally signed signature page of any party is provided to the other party within two business days after the original execution.

        (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto and no other person shall have any right or obligation hereunder. Without limiting the foregoing, the rights of Purchaser set forth in Paragraph 1 shall not be transferable to subsequent purchasers of the Shares. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

        (c) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter.

        (d) If within 60 days of the Closing Date hereof the Company enters into or is a party to any agreement to issue additional equity securities (or securities convertible or exchangeable therefor), the Company shall promptly provide notice of such agreement to the Purchaser, together with a copy of such agreement, except for any grant of options to purchase Common Stock pursuant to the Company's 1996 Stock Option Plan.

   10. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Wisconsin.


   IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

                  BONE CARE INTERNATIONAL INC.


                  By:  /s/ Charles W. Bishop
                       -----------------------------------
                  Name:     Charles W. Bishop, Ph.D.
                  Title:    President and Chief Executive Officer


                  THE STATE OF WISCONSIN INVESTMENT BOARD


                  By:   /s/ John F. Nelson
                       -----------------------------------
                  Name:     John F. Nelson,
                  Title:    Investment Director

                                           Exhibit A



                         October 12, 1999



State of Wisconsin Investment Board
Lake Terrace
121 East Wilson
Madison, Wisconsin  53707

        Re:  Bone Care International, Inc.
               1,052,058 Shares of Common Stock

Ladies and Gentlemen:

        We address this opinion to you as the purchaser (the
"Purchaser") from Bone Care International, Inc., a Wisconsin corporation (the "Company"), of 1,052,058 shares (the "Shares") of common stock, without par value (the "Common Stock"), of the Company.

        As counsel for the Company, we have, among other things, participated with officers and other representatives of the Company, including its independent public accountants, in the preparation of the Company's Registration Statement on Form S-1 (Registration No. 333-87789) and Amendment No. 1 thereto, filed on September 24, 1999 and October 8, 1999, respectively, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement became effective on October 6, 1999. Such registration statement, as so amended (including the information contained in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act which is deemed by Rule 430A under the Securities Act to be a part of such registration statement as of the time it was declared effective), is hereinafter called the "Registration Statement." The Company's Prospectus dated October 6, 1999, as filed with the SEC on October 12, 1998 pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus."

        This will advise you that in the opinion of the undersigned:

   1. The Registration Statement has been declared effective by the SEC under the Securities Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are being threatened by the SEC. The Prospectus has been filed with the SEC pursuant to Rule 424(b) under the Securities Act within the time period required by such Rule.

   2. The Shares will not constitute "restricted securities" within the meaning of Rule 144(a)(3) promulgated under the Securities Act.

   3. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency is required for the Company's issuance and sale of the Shares, except as required under the Securities Act, applicable state securities or Blue Sky laws or by The Nasdaq Stock Market.

        For the purpose of rendering the foregoing opinions, we have relied, as to various questions of fact material to such opinions, upon certificates of officers of the Company. We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the foregoing opinions. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

        Any opinion or statement herein which is expressed to be "to our knowledge" or is otherwise qualified by words of like import means that the lawyers currently practicing law with this Firm who have had an active involvement in the preparation of the Registration Statement or the Prospectus, or who have had a significant ongoing responsibility in representing the Company during the last 12 months, have no current conscious awareness of any facts or information contrary to such opinion or statement.

        This opinion letter is limited to the federal laws of the United States of America. We express no opinion as to matters relating to state securities or Blue Sky laws. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions and statements expressed above, including any changes in applicable law which may hereafter occur.

        This opinion letter is being delivered solely for the benefit of the person to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

         Very truly yours,











                         September 24, 1999



Bone Care International, Inc.
One Science Court
Madison, Wisconsin  53711

Ladies and Gentlemen:

   We have acted as special Wisconsin counsel to Bone Care International, Inc., a Wisconsin corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relative to the registration of up to 1,500,000 shares of Common Stock, no par value (the "Shares"), of the Company to be offered by the Company.

   We are familiar with the Articles of Amendment and Restated Articles of Incorporation, as amended, and the By-Laws of the Company and the proceedings to date with respect to the proposed offering and sale of the Shares. In this connection, we have examined originals or copies of originals certified to our satisfaction, of such documents, certificates and records, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

   Based on the foregoing, we are of the opinion that:

   1. The Company is duly incorporated and validly existing under the laws of the State of Wisconsin.

   2. The Shares will, when certificates representing the Shares shall have been duly executed, countersigned and registered and delivered against receipt by the Company of the consideration therefor as set forth in resolutions of the Board of Directors of the Company adopted June 24, 1999, be legally issued, fully paid and nonassessable, except to the extent that such Shares are assessable as provided in
        Section 180.0622 of the Wisconsin Business Corporation Law and judicial interpretations thereof.

   We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                            Very truly yours,



                            Michael Best & Friedrich LLP